                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 SYNETIC, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[SYNETIC LOGO]


                                 SYNETIC, INC.
                                669 River Drive
                      Elmwood Park, New Jersey  07407-1361


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1999



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Synetic, Inc. (the "Company") will be held at 9:30 A.M., local time, on Friday, April 16, 1999, at the St. Regis Hotel, Two East 55th Street, Versailles Room, New York, New York 10022, for the following purposes:


1.        To elect eleven members to the Company's Board of Directors.

2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

3. To consider and transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.


     Only stockholders of record at the close of business on March 5, 1999 will be entitled to vote at the Meeting. The stock transfer books will not be closed.

                              By Order of the Board of Directors,



                              Charles A. Mele
                              Secretary

Elmwood Park, New Jersey
March 12, 1999


                          ____________________________


A proxy card and the Annual Report of the Company for the fiscal year ended June
                             30, 1998 are enclosed.

                             YOUR VOTE IS IMPORTANT

     To ensure that your interests will be represented at the Meeting, whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy promptly in the enclosed postage-paid envelope. Stockholders who attend the Meeting in person may revoke their proxies and vote in person if they desire.


                          FORWARD-LOOKING INFORMATION

     This Proxy Statement contains certain forward-looking statements and information relating to the Company and its operations, governance and policies and procedures that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Proxy Statement, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, risks and uncertainties associated with the interpretation of the non-competition agreements and related litigation referred to herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Further information about these matters can be found in the Company's other Securities and Exchange Commission filings. The Company does not intend to update these forward-looking statements.

                                 SYNETIC, INC.
                                669 River Drive
                      Elmwood Park, New Jersey  07407-1361



                                PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1999



     This Proxy Statement and the enclosed form of proxy are furnished to stockholders of Synetic, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of its common stock, par value $.01 per share ("Common Stock"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, April 16, 1999 and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to stockholders is March 12, 1999.

     If the enclosed proxy is properly signed and returned, and if the stockholder specifies a choice on the proxy, the shares of Common Stock represented by the proxy will be voted (or withheld from voting) in accordance with the stockholder's choice. If the proxy is signed and returned but no specification is made, the proxy will be voted as follows:

        . FOR the election of each of the nominees for director listed below ("Proposal One"); and

        . FOR the proposal ("Proposal Two") to ratify the appointment of independent auditors.

     The Board of Directors of the Company (the "Board") knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Meeting, the proxy holders will vote the proxies in accordance with their judgment.

     Any proxy may be revoked by the stockholder giving it, at any time prior to its being voted, by filing with the Secretary of the Company at its address set forth above, a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by the stockholder's attendance at the Meeting and voting in person. A notice of revocation need not be on any specific form.

     This solicitation is being made on behalf of the Board, and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram, telex and personal interview. No compensation in addition to regular salary and benefits will be paid to any officer or regular employee for such solicitation. In addition, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies from beneficial owners of shares held of record by brokerage houses, banks and other custodians, nominees or fiduciaries, at a cost not to exceed $6,500 plus reasonable out-of-pocket expenses.

                     RECORD DATE AND VOTING AT THE MEETING

     The Board has fixed the close of business on March 5, 1999 as the record date (the "Record Date") for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were outstanding 20,418,143 shares of Common Stock, the holders of which will be entitled to one vote per share on each matter submitted to the Meeting. See "Proposal One: Election of Directors". No other voting securities of the Company are outstanding.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The following considerations apply to the voting of stockholders with respect to each of the respective proposals:

    . Proposal One: Election of Directors. Under the By-laws of the Company ("By-laws"), the eleven nominees receiving the greatest number of votes cast shall be elected directors of the Company. Only votes cast FOR a nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.

    . Proposal Two: Ratification of Independent Auditors. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. Abstentions and broker non-votes with respect to Proposal Two will not be considered as votes cast and, accordingly, will have no effect on the outcome of the vote with respect to Proposal Two.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of March 3, 1999 (except as otherwise indicated) concerning the beneficial ownership of the Company's Common Stock by each person known by the Company to own more than 5% of its Common Stock.

                                               Amount
Name and Address of                        and Nature of          Percent
Beneficial Owner                        Beneficial Ownership    of Class (1)
------------------------------------  ------------------------  ------------

  Martin J. Wygod............................. 5,379,948(2)(3)         26.2%
  c/o Synetic, Inc.
  669 River Drive, Center 2,
  Elmwood Park, NJ  07407

  SN Investors, L.P...........................   5,061,857(2)          24.9%
  818 Washington Street
  Wilmington, Delaware  19801

  The Prudential Insurance Company............   1,329,494(4)           6.5%
    of America
  Prudential Plaza
  Newark, New Jersey  07102

  FMR Corp....................................   1,157,582(5)           5.7%
  82 Devonshire Street
  Boston, Massachusetts  02107

-------------------------------------

(1) The number of shares of Common Stock deemed outstanding includes: (i) 20,337,143 shares of Common Stock outstanding as of March 3, 1999, (ii) the number of shares, if any, of Common Stock that the respective persons named in the above table have the right to acquire presently or within 60 days of March 3, 1999 upon exercise of stock options and (iii) the number of shares, if any, of Common Stock, which the respective persons named in the above table have the right to acquire upon conversion of the Company's 5% Convertible Subordinated Debentures due 2007 ("Convertible Debentures").

(2) SN Investors, L.P. ("SN Investors"), a limited partnership the general partner of which is SYNC, Inc. (the "General Partner"), whose sole stockholder is Mr. Wygod, Chairman of the Board of the Company, is the record and beneficial owner of 5,061,857 shares of Common Stock. Mr. Wygod is an indirect beneficial owner of such shares and they are included in the total of 5,379,948 shares listed as beneficially owned by Mr. Wygod. See "Certain Relationships and Related Transactions-Investment Agreement" for additional information regarding SN Investors.

(3) Includes 212,000 shares of Common Stock that Mr. Wygod has the right to acquire presently or within 60 days of March 3, 1999 upon exercise of stock options and upon conversion of Convertible Debentures. Includes 2,000 shares of Common Stock beneficially owned by Mr. Wygod's spouse, as to which shares Mr. Wygod disclaims beneficial ownership. Does not include 3,500 shares of Common Stock and shares of Common Stock issuable upon conversion of $1,500,000 principal amount of Convertible Debentures owned by Synetic Foundation, Inc., formerly known as the Medco Containment Services Foundation, Inc. ("Synetic Foundation"), a charitable foundation of which Messrs. Manning, Suthern and Wygod are trustees and share voting and dispositive power, nor 186,961 shares of Common Stock and shares of Common Stock issuable upon conversion of $500,000 principal amount of Convertible Debentures owned by the Rose Foundation ("Rose Foundation"), a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

(4) Includes 117,333 shares of Common Stock that The Prudential Insurance Company of America ("Prudential") has the right to acquire upon conversion of Convertible Debentures. The information shown is as of December 31, 1998 and is based upon information disclosed by Prudential in its Schedule 13G filed with the Securities and Exchange Commission (the "Commission"). Prudential reported in its Schedule 13G that it has shared voting and dispositive power over such shares.

(5) The information shown is as of December 31, 1998 and is based upon information disclosed by FMR Corp., Fidelity Management and Research Company, Fidelity VIP Equity-Income Fund, Abigail P. Johnson and Edward C. Johnson, 3d, the controlling stockholder of FMR Corp., in a Schedule 13G filed with the Commission. Such persons reported that FMR Corp. is the parent holding company of Fidelity Management and Research Company, and that Edward C. Johnson, 3d, FMR Corp., through its control of Fidelity Management and Research Company, and the Fund each has sole power to dispose of such shares. Sole power to vote the shares resides in the Fund's Board of Trustees.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of March 3, 1999, concerning the ownership of Common Stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers of the Company as a group.


                                                            Amount and
                                                       Nature of Beneficial       Percent of
Name of Beneficial Owner                                 Ownership (1)(2)          Class (3)
--------------------------------------------------  --------------------------  ---------------


Thomas R. Ferguson.............................................   116,116                    *

Mervyn L. Goldstein............................................   114,716(4)                 *

Ray E. Hannah..................................................   138,980                    *

Roger H. Licht.................................................    74,333                    *

James V. Manning...............................................   274,799(5)              1.34%

Bernard A. Marden..............................................   352,003(11)             1.72%

David M. Margulies.............................................    28,917                    *

Charles A. Mele................................................   153,084(6)                 *

Herman Sarkowsky...............................................   219,338(7)              1.07%

Paul C. Suthern................................................   311,798(5)(10)          1.51%

Anthony Vuolo..................................................   177,323                    *

Albert M. Weis.................................................   160,488(8)                 *

Martin J. Wygod................................................ 5,379,948(5)(6)(9)       26.18%

All directors and executive officers
  as a group (17 persons)...................................... 7,741,229                35.07%

--------------------------------
*    Less than one percent.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, unless otherwise indicated in the following footnotes.

(2) Includes the following number of shares of Common Stock that the following persons have the right to acquire presently or within 60 days of March 3, 1999 upon exercise of stock options and the number of shares of Common Stock that the following persons have the right to acquire upon conversion of Convertible Debentures: Mr. Ferguson, 71,666; Dr. Goldstein, 71,666; Mr. Hannah, 46,166; Mr. Licht, 70,333; Mr. Manning, 168,333; Mr. Marden, 85,335; Mr. Mele, 125,833; Mr. Sarkowsky, 94,999; Mr. Suthern, 305,300; Mr.
     Vuolo, 173,233; Mr. Weis, 74,166; Mr. Wygod, 212,000; and all directors and executive officers as a group, 1,737,863. Also includes 1,508 shares of Common Stock allocated to the account of Mr. Hannah, 194 shares of Common Stock allocated to the account of Mr. Mele and 189 shares of Common Stock allocated to the account of Mr. Vuolo under the Porex 401(k) Plan as of September 30, 1998.

(3) The number of shares of Common Stock deemed outstanding includes: (i) 20,337,143 shares of Common Stock outstanding as of March 3, 1999, (ii) the number of shares of Common Stock that the respective persons named in the above table have the right to acquire presently or within 60 days of March 3, 1999 upon exercise of stock options and (iii) the number of shares of Common Stock that the respective persons named in the above table have the right to acquire upon conversion of Convertible Debentures.

(4) Includes 200 shares of Common Stock owned by Dr. Goldstein's spouse, as to which Dr. Goldstein disclaims beneficial ownership.

(5) Does not include 3,500 shares of Common Stock and shares of Common Stock issuable upon conversion of $1,500,000 principal amount of Convertible Debentures owned by Synetic Foundation, a charitable foundation of which Messrs. Manning, Suthern and Wygod are trustees and share voting and dispositive power.

(6) Does not include 186,961 shares of Common Stock and shares of Common Stock issuable upon conversion of $500,000 principal amount of Convertible Debentures owned by the Rose Foundation, a private charitable foundation of which Messrs. Mele and Wygod are trustees and share voting and dispositive power.

(7) Includes shares of Common Stock issuable upon conversion of $1,500,000 principal amount of Convertible Debentures owned by the Sarkowsky Family Limited Partnership, the general partner of which is controlled by Mr. Sarkowsky. Does not include shares of Common Stock owned by a charitable foundation of which Mr. Sarkowsky is a director.

(8) Includes 4,450 shares of Common Stock owned by a corporation of which Mr. Weis is the sole stockholder, sole director and president and 3,200 shares of Common Stock held in trust for Mr. Weis' children.

(9) Includes 2,000 shares of Common Stock beneficially owned by Mr. Wygod's spouse, as to which shares Mr. Wygod disclaims beneficial ownership.

(10) Includes 1,200 shares of Common Stock held in custodial accounts for Mr. Suthern's children.

(11) Does not include shares of Common Stock owned by a charitable foundation.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

     The proxy will be voted in accordance with the directions thereon with respect to Proposal One, or, if no directions are given, FOR the election of the eleven nominees for director described below, each of whom is currently serving as a director.

     The holders of Common Stock are being asked to elect eleven members to the Board. The eleven members who are so elected will be directors of the Company.

     During the fiscal year ended June 30, 1998, the Board had four standing committees: an Audit Committee, a Stock Option Committee, a Compensation Committee and an Executive Committee. The Audit Committee is responsible for reviewing the internal accounting controls and procedures of the Company with management and the independent auditors, accounting principles, related party transactions and the scope of the annual audit of the Company. The Stock Option Committee administers the Company's stock option plans. The Board has delegated to the Executive Committee the power to exercise, to the fullest extent permitted by law, the powers of the entire Board. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company's executive officers and reviewing and making recommendations to the Board with respect to other matters relating to the compensation practices of the Company. The Board has no nominating committee. The entire Board performs those functions often performed by a nominating committee.

     During the fiscal year ended June 30, 1998, the Board of the Company held six meetings and also took certain actions by written consent. The Stock Option Committee held no formal meetings during such period, but took certain actions by written consent. The Audit Committee held three meetings. The Executive Committee held no formal meetings during such period, but took certain actions by written consent. Each director attended more than 75% of the Board meetings and the meetings of Board committees on which he served.

     Under the Company's By-laws, the nominees receiving the greatest number of votes cast shall be elected directors of the Company.

     Messrs. Ferguson, Goldstein, Hannah, Licht, Manning, Marden, Mele, Sarkowsky, Suthern, Weis and Wygod are the nominees, selected by the Board, for election to serve one-year terms expiring at the next Annual Meeting of Stockholders of the Company.

     If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by management, unless a contrary instruction is given on the proxy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     Certain information as of March 3, 1999 concerning the nominees is set forth below:

                         Name                             Age      Director Since
------------------------------------------------------  -------  ------------------
Thomas R. Ferguson(A)(B)(C)(D)                             72           1989

Mervyn L. Goldstein, M.D.                                  61           1989

Ray E. Hannah                                              63           1989

Roger H. Licht                                             45           1989

James V. Manning(D)                                        52           1989

Bernard A. Marden                                          79           1997

Charles A. Mele                                            42           1989

Herman Sarkowsky(A)(B)(C)                                  73           1989

Paul C. Suthern                                            47           1993

Albert M. Weis(A)(B)(C)(D)                                 72           1989

Martin J. Wygod                                            59           1989

---------------

(A)  Member of the Audit Committee.

(B)  Member of the Stock Option Committee.

(C)  Member of the Compensation Committee.

(D)  Member of the Executive Committee.

                              --------------------

     Mr. Ferguson has been a member of the law firm of Ferguson, Case, Orr, Paterson & Cunningham for more than five years.

     Dr. Goldstein has been a physician in private practice, Associate Clinical Professor of Medicine at the Albert Einstein College of Medicine in New York City and Attending Physician in Medicine and Oncology at Montefiore Medical Center in New York City for more than five years.

     Mr. Hannah has been Co-Chairman of Porex Technologies Corp. ("Porex") since January 1998 and was President of Porex from September 1987 to December 1997 and its Chief Executive Officer from November 1992 to December 1997 and an executive officer of the Company from June 1989 to June 30, 1998. Mr. Hannah was the Chief Operating Officer of Porex from November 1984 to November 1992.

     Mr. Licht has been a member of the law firm of Licht & Licht for more than five years. On February 17, 1999, Mr. Licht reached a settlement regarding an action by the Commission pursuant to which Mr. Licht agreed, without admitting or denying any of the allegations in the Commission's action, to the entry of a permanent injunction prohibiting him from any future violations of the federal securities laws.

     Mr. Manning has been Vice Chairman since March 1998 and was Chief Executive Officer of the Company from January 1995 to March 1998 and President of the Company from July 1996 to March 1998. Mr. Manning was, until March 1998, an executive officer of the Company for more than the last five years and was, until December 1994, an executive officer of Medco Containment Services, Inc. ("Medco") for more than five years. He is also Chairman of the Board of Group 1 Software, Inc., a computer software company.

     Mr. Marden has been a private investor for more than five years.

     Mr. Mele has been Executive Vice President-General Counsel of the Company since March 1998 and was Vice President-General Counsel from July 1995 to March 1998. Mr. Mele was an executive officer of the Company from May 1989 until December 1994 and was an executive officer of Medco for more than five years, until March 1995. Mr. Mele is also a director of Comnet Corporation and Group 1 Software, Inc., a computer software company.

     Mr. Sarkowsky has been Chairman of the Board and Chief Executive Officer of Sarkowsky Investment Corporation, a diversified investment company, for more than five years. From May 1992 to May 1997, he served as a director of Seafirst Bank. Mr. Sarkowsky is also a director of Eagle Hardware & Garden Inc. and Hollywood Park, Inc.

     Mr. Suthern has been President and Chief Executive Officer of the Company since March 1998 and was an executive officer of the Company from February 1993 until July 1996, Vice Chairman of the Company from July 1996 to March 1998 and also chief executive officer from October 1993 until January 1995. Mr. Suthern was also President and Chief Operating Officer of Medco from November 1992 through December 1994 and Assistant to Medco's Chairman from December 1991 to November 1992. Prior thereto, he was Executive Vice President-Operations of Medco for more than five years.

     Mr. Weis has been President of A.M. Weis & Co., Inc., a commodities trading corporation, for more than five years. Since August 1997, Mr. Weis has been the Chairman of the Board of the New York Cotton Exchange. Mr. Weis is also a member of the Board of the Commodities Clearing Corporation.

     Mr. Wygod has been Chairman of the Board of the Company since May 1989. From May 1989 to February 1993, Mr. Wygod also served as the Company's President and Chief Executive Officer and until May 1994 was an executive officer of the Company. Until May 1994, Mr. Wygod was Chairman of the Board of Medco for more than five years, and until January 1993 he also served as Chief Executive Officer of Medco. He is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc., which is engaged in the business of breeding and boarding thoroughbred horses.

     No family relationship exists among any of the directors or executive officers except that Martin J. Wygod, Chairman of the Board of the Company, and Paul C. Suthern, President and Chief Executive Officer of the Company, are brothers-in-law. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer of the Company. All executive officers are elected annually by the Board and serve at the discretion of the Board.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended June 30, 1998 and Forms 5 and amendments thereto furnished to the Company for such year, no person failed to file on a timely basis, as disclosed in the above forms, reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, during such year, except that a gift made by Bernard Marden to a charitable foundation was inadvertently filed late due to a clerical error.

                             EXECUTIVE COMPENSATION

     The following table presents information concerning compensation paid for services to the Company during the last three fiscal years with respect to the Company's Chief Executive Officer, the Company's former Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers"):


                         Summary Compensation Table

                                                                              Long Term
                                             Annual Compensation             Compensation
                                    -------------------------------------  ---------------
                                                                             Securities
                                                                             Underlying         All Other
                                                                              Options/           Compen-
   Name and Principal Position       Year      Salary ($)      Bonus($)       SARs (#)         sation ($)
----------------------------------  -------  ---------------  -----------  ---------------  -----------------
James V. Manning..................   1998       100,000              -                -                -
 President (July 1996 to March       1997       100,000              -                -                -
 1998) and Chief Executive           1996       100,000              -                -                -
 Officer (January 1995 to March
 1998)(1)

Paul C. Suthern...................   1998        97,692              -          194,000                -
 President (beginning March 1998)    1997             -              -                -                -
 & Chief Executive Officer           1996       160,000              -                -                -
 (October 1993 to January 1995
 and beginning March 1998)


David M. Margulies................   1998       175,000              -       272,728(3)                -
 Executive Vice President            1997        72,019(2)           -       272,728(3)                -
 -Chief Scientist                    1996             -              -                -                -


Ray E. Hannah.....................   1998       175,000              -                -            3,683(4)
 Vice President                      1997       163,461        100,000           40,000            5,901(4)
 -Porex Technologies Group           1996       160,000         74,140                -            3,239(4)
 (through June 1998)

Charles A. Mele...................   1998       159,692              -           85,000            3,163(5)
 Executive Vice President and        1997       150,000              -          195,000            2,019(5)
 General Counsel                     1996       150,000         12,460                -            1,540(5)

Anthony Vuolo.....................   1998       159,692              -           50,000            3,163(5)
 Executive Vice President and        1997       150,000              -           81,000            2,019(5)
 Chief                               1996       150,000              -                -            1,419(5)
 Financial Officer (May 1997
 through February 1999)(6)

----------------------

(1)  Mr. Manning has been Vice Chairman since March 1998.

(2) Dr. Margulies became an employee of the Company after the Company's acquisition of CareAgents, Inc. on January 23, 1997. As such, only compensation paid subsequent to January 23, 1997 is reflected above.

(3) These options were originally granted January 23, 1997 and were canceled and replaced January 7, 1998.

(4) Includes Company matching contributions to the Porex Technologies Corp. 401(k) Savings Plan ("Porex 401(k) Plan") and life insurance premiums paid on behalf of Mr. Hannah of $1,878 and $1,361, respectively, in the fiscal year ended June 30, 1996, $3,795 and $2,106, respectively, in the fiscal year ended June 30, 1997 and $1,577 and $2,106, respectively, in the fiscal year ended June 30, 1998.

(5)  Comprised of Company matching contributions to the Porex 401(k) Plan.

(6) On March 1, 1999, the Company announced the appointment of James R. Love as Executive Vice President-Finance and Administration and Chief Financial Officer and the appointment of Mr. Vuolo as Senior Vice President-Business Development.

          The following table presents information concerning the options granted to the Named Executive Officers during the last fiscal year.

                     Option/SAR Grants in Last Fiscal Year

                                                         Individual Grants
                                                         -----------------

                                                            % of Total
                               Number of Securities        Options/SARs    Exercise
                                    Underlying              Granted to     or Base                 Grant Date
                                   Options/SARs             Employees       Price     Expiration  Present Value
Name                                Granted (#)           in Fiscal Year    ($/Sh)       Date          ($)(4)
----                           --------------------       --------------   --------   ----------  -------------
Paul C. Suthern..............       10,000(1)(3)               0.40%        38.7500     7/1/12        145,856
                                   184,000(1)                  7.40%        36.8750     1/7/08      2,553,898
                                   ---------                  -----                                 ---------
                                   194,000                     7.81%                                2,699,754

David M. Margulies...........      272,728(2)                 10.97%        36.8750     1/7/08      2,818,841

Charles A. Mele..............       85,000(1)                  3.42%        36.8750     1/7/08      1,179,790

Anthony Vuolo................       50,000(1)                  2.01%        36.8750     1/7/08        693,994

____________

(1) These options vest and become exercisable at the rate of 20% per year, commencing on the first anniversary of the date of grant and were granted on the following dates: Mr. Suthern, 10,000 on July 1, 1997 and 184,000 on January 7, 1998; Messrs. Vuolo and Mele, on January 7, 1998.

(2) These options vest and become exercisable at the rate of 40%, commencing on the second anniversary of the date of grant and 20% on each subsequent anniversary and were granted on January 7, 1998. This grant represents the replacement of a grant of an option originally issued on January 23, 1997.

(3) These options were awarded to Mr. Suthern while serving as Vice Chairman of the Board under the 1991 Director Stock Option Plan.

(4) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (i) the respective option exercise price, specified above, equal to the fair market value of the underlying stock on the date of grant; (ii) the exercise of options within two years of the date that they become exercisable; (iii) a risk-free interest rate of 6.3% per annum; and (iv) volatility of 0.2986 calculated using daily stock prices of the Company during the period from the date of the purchase of shares of Common Stock from Merck & Co., Inc. ("Merck") by the Company and SN Investors on December 14, 1994 to June 30, 1998. The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.

                              --------------------

     No options to purchase Common Stock were exercised by the Named Executive Officers during the fiscal year ended June 30, 1998.

     The following table presents information concerning the fiscal year-end value of options to purchase Common Stock held by the Named Executive Officers.

                        Aggregated Option/SAR Exercises in Last Fiscal Year
                                   and FY-End Option/SAR Values

                                               Number of Securities            Value of Unexercised
                                              Underlying Unexercised          In-the-Money Options/
                                            Options/SARs at FY-End (#)        SARs at FY-End ($)(1)
                                           ----------------------------    ----------------------------
                 Name                      Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------------------    -----------    -------------    -----------    -------------
James V. Manning............................  255,000         60,000        11,633,750      2,640,000

Paul C. Suthern.............................  234,000        266,000         8,944,500      6,471,500

David M. Margulies..........................        C        272,728                 C      4,670,467

Ray E. Hannah...............................   72,000         32,000         2,990,500        592,000

Charles A. Mele.............................  109,000        241,000         3,983,250      4,848,625

Anthony Vuolo...............................  135,200        164,800         5,521,100      4,360,650

-------------------
(1)  Based upon the fiscal year-end closing price of the Common Stock of $54.00.

                       Amendment of Certain Stock Options

                           Ten Year Option Repricings
                           --------------------------

                                                                                               Length of
                                                                                               Original
                                                           Market     Exercise                  Option
                                            Number of     Value on    Price at                   Term
                                              Shares      Date of      Time of       New       Remaining
                                             Repriced     Repriced    Repricing    Exercise   at Date of
          Name                 Date            (#)          ($)          ($)      Price ($)    Repricing
------------------------  ---------------  ------------  ----------  -----------  ----------  -----------
David M. Margulies        January 7, 1998     272,728       36.875      47.500      36.875      9 years
Executive Vice
 President-Chief
 Scientist

                             DIRECTOR COMPENSATION

          Those directors who are not officers or employees of the Company received no cash compensation for serving as directors for the fiscal year ended June 30, 1998. The Company's 1991 Director Stock Option Plan (the "Director Plan") provides that on the first business day of each fiscal year of the Company, each director who is not an officer or employee of the Company then in office will automatically be granted an option to purchase 10,000 shares of Common Stock. In addition, each director who is not an officer or employee of the Company automatically receives an option to purchase 10,000 shares of Common Stock at the time such director is first elected to the Board. The Director Plan is administered by the Board or any executive officer or officers designated by the Board. Non-employee directors (other than those directors who serve on the Stock Option Committee) have also received in the past, options to purchase Common Stock under the Company's 1989 Class A Stock Option Plan (the "Class A Plan"), and the Company from time to time has granted options to purchase Common Stock to certain of such directors outside the Company's stock option plans on terms similar to those contained in the Class A Plan.


                     PLANS AND ARRANGEMENTS OF THE COMPANY

Pension Plan

          Employees of the Company and certain of its subsidiaries who satisfy certain age and service requirements are eligible to participate in the Pension Plan for Employees of Porex Technologies Corp. (the "Pension Plan"), a defined benefit plan. The Company bears the entire cost of the Pension Plan. The Company's contributions to the Pension Plan are computed on an actuarial basis in order to fund the defined retirement benefits.

          Normal retirement benefits are payable monthly for life to a participant upon retirement at his or her retirement date (i.e., age 65), and are equal to 1/12 of the sum of (a) 0.6% of the participant's average annual compensation for the five consecutive calendar years that the participant's compensation was the highest during the ten consecutive years of service immediately preceding retirement ("Final Average Compensation"), multiplied by the participant's credited years of service up to a maximum of 35 years, and (b) 0.6% of the participant's Final Average Compensation in excess of the average annual Social Security taxable wage base for the 35-year period ending with the year the participant would reach normal retirement age, multiplied by the participant's credited years of service up to a maximum of 35 years. A participant becomes 100% vested in his or her accrued retirement benefit after completion of five years of service or upon attainment of normal retirement at age 65. Retirement benefits are not subject to any deduction for Social Security or other offset amounts.

          Under a defined benefit plan such as the Pension Plan, contributions allocable to individual participants cannot be readily and accurately calculated. The table below shows estimated annual retirement benefits for executives at specified levels of remuneration and years of service. The estimates assume that benefits commence at age 65 under a straight life annuity form. The table discloses the benefits that an individual would receive at age 65 if he participated in the Pension Plan for 15, 20, 25, 30, 35 and 40 years.

                               PENSION PLAN TABLE

                                                     Years of Service
                    ----------------------------------------------------------------------------------

   Remuneration             15            20            25            30            35            40
   ------------             --            --            --            --            --            --
     100,000              15,198        20,265        25,331        30,397        35,463        35,463

     115,000              17,898        23,865        29,831        35,797        41,763        41,763

     125,000              19,698        26,265        32,831        39,397        45,963        45,963

     150,000              24,198        32,265        40,331        48,397        56,463        56,463

 154,000 or more          24,918        33,225        41,531        49,837        58,143        58,143

          Ray E. Hannah, the only Named Executive Officer participating in the Pension Plan, had accrued 30 credited years of service under the Pension Plan and had annual remuneration covered by the Pension Plan of $160,000 as of January 1, 1998. Sections 401(a)(17) and 415 of the Internal Revenue Code limit the amount of compensation that may be considered in computing benefits under a qualified retirement plan. For 1998, the maximum amount of compensation allowed for use in calculating an individual's pension benefits under the Retirement Plan was $160,000.

          On May 1, 1998, the Company ceased all benefit accruals under the Pension Plan. The Company terminated the Pension Plan on January 31, 1999. The Company's obligation to Mr. Hannah is approximately $49,500 per annum.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
                AMONG SYNETIC, INC., NASDAQ U.S. COMPOSITE INDEX
                             AND COMPOSITE INDEXES

     The following graphs compare the cumulative total shareholder return on the Company's Common Stock for the period beginning June 30, 1993 and ending June 30, 1998 with: (a) in the case of Graph A, the cumulative total shareholder return of the NASDAQ US Composite stock index and the Dow Jones Containers & Packaging index and (b) in the case of Graph B, the cumulative total shareholder return of the NASDAQ US Composite stock index and a composite index consisting of the Dow Jones Containers & Packaging index and the Dow Jones Retailers and Wholesalers Drug-Based index, weighted according to the distribution of the Company's revenues in each time period between its plastics business and its institutional pharmacy business (the "Dow Composite Index"). The comparison assumes the investment of $100 on June 30, 1993 in Company Common Stock and in each index and that dividends were reinvested on the ex-dividend date. The Company is not included in the composite indexes.


                             [GRAPH A APPEARS HERE]

                            CUMULATIVE TOTAL RETURN
             Based on reinvestment of $100 beginning June 30, 1993

Measurement period                                           Dow Jones Container
(Fiscal year Covered)    Synetic, Inc.  NASDAQ US Composite   & Packaging Index
-----------------------  -------------  -------------------  -------------------
Measurement PT -
06/30/93                      $100              $100                 $100
FYE 06/30/94                  $108              $101                 $103
FYE 06/30/95                  $192              $135                 $129
FYE 06/30/96                  $290              $173                 $129
FYE 06/30/97                  $290              $210                 $162
FYE 06/30/98                  $447              $278                 $165

                             [GRAPH B APPEARS HERE]

                            CUMULATIVE TOTAL RETURN
             Based on reinvestment of $100 beginning June 30, 1993

 Measurement period                                             Dow Composite
(Fiscal year Covered)    Synetic, Inc.  NASDAQ US Composite  (Container/Pharmacy)
-----------------------  -------------  -------------------  --------------------
Measurement PT -
06/30/93                      $100              $100                 $100
FYE 06/30/94                  $108              $101                 $115
FYE 06/30/95                  $192              $135                 $156
FYE 06/30/96                  $290              $173                 $156
FYE 06/30/97                  $290              $210                 $196
FYE 06/30/98                  $447              $278                 $199

                REPORT ON THE AMENDMENT OF CERTAIN STOCK OPTIONS

     The exercise price of an option to purchase the Company's Common Stock which had been originally granted to Dr. Margulies as an inducement to enter into the employ of the Company in connection with the Company's acquisition of CareAgents, Inc. on January 23, 1997 was amended on January 7, 1998. The new exercise price applicable to such option is $36.875, the fair market value of the Common Stock on such date. Such optionee was offered the opportunity to amend his option provided that he agreed to a longer vesting schedule.

     Stock options are intended to provide incentives to the Company's officers and employees. The Stock Option Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long term success.
With regard to certain stock options, the Stock Option Committee believed that, at their original exercise price, the disparity between the exercise price of such options and recent market prices for the Company's Common Stock did not provide meaningful incentives to the employees holding these options. Inquiries conducted indicated that other companies in the technology industry have been confronted with this problem and have made similar adjustments in option prices to motivate their employees. The Stock Option Committee approved the amendment of such options as a means of ensuring that the optionee will continue to have meaningful equity incentive to work toward the success of the Company. The amendment was deemed by the Stock Option Committee to be in the best interests of the Company and its stockholders.


                                         Thomas R. Ferguson
                                         Herman Sarkowsky
                                         Albert M. Weis

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee and the Stock Option Committee are composed of three outside directors, Messrs. Ferguson, Sarkowsky and Weis. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company's executive officers and reviewing and making recommendations to the Board with respect to other matters relating to the compensation practices of the Company. The Stock Option Committee is responsible for approving the grants of options to purchase shares of Common Stock and general administration of the Company's stock option plans.

     The Company's compensation policies are intended to provide compensation opportunities that will help attract, motivate and retain highly qualified managers and executives and link their total compensation to increases in
shareholder value.   The compensation of the Chief Executive Officer and the
other executive officers of the Company (other than Mr. Hannah) consists of base salary and stock option grants. Stock options are generally exercisable in annual installments over five years, reflecting the objective of the Board to retain executives and to insure the linkage of executive compensation to increases in shareholder value through stock appreciation. The Compensation Committee intends to continue to use stock options as the key component of executive compensation in order to provide long-term incentives that are aligned to the interests of the stockholders of the Company. No specific formula is used to determine stock option grants to any particular person (including the Chief Executive Officer and the executive officers), but grants are generally based upon factors such as the optionee's contribution toward Company performance and expected contribution toward meeting long-term strategic goals of the Company. Mr. Hannah's compensation consists of base salary, annual incentive compensation and stock option grants. Mr. Hannah's incentive compensation is based primarily upon the operating results of Porex and the achievement of certain financial criteria established and communicated at the beginning of the fiscal year.

     For tax years beginning on or after January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of a publicly held corporation to deduct compensation in excess of $1 million paid to certain executive officers. It is the policy of the Stock Option Committee and the Compensation Committee to comply, where practicable, with Section 162(m) of the Code so as to maximize the tax deductibility of compensation paid to its top executive officers. Accordingly, the Company's stock option plans under which awards are made to the Company's officers and directors are currently designed to ensure that compensation attributable to options granted thereunder will be tax deductible by the Company. It is possible, however, that options granted under the Company's option plans prior to such compliance to certain individuals who may subsequently become subject to Section 162(m) may not be fully
deductible by the Company.   The Compensation Committee does not, however,
anticipate that the compensation from the Company to any executive officer during fiscal year ending June 30, 1999 will exceed the limits on deductibility for such period.


                                         Thomas R. Ferguson
                                         Herman Sarkowsky
                                         Albert M. Weis

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Purchase and Sale Agreement. On December 14, 1994, pursuant to the Purchase and Sale Agreement dated as of May 24, 1994 between the Company and Merck (the "Purchase and Sale Agreement"), the Company purchased 5,268,463 shares of the Company's Common Stock (the "Purchase") from Merck for an aggregate purchase price of $37,764,019. At the time of the purchase by the Company, SN Investors purchased 5,061,857 shares of the Company's Common Stock (the "Wygod Shares" and, collectively with the shares purchased by the Company, the "Shares") from Merck for an aggregate purchase price of $36,283,079. The purchase by SN Investors was made pursuant to an assignment by the Company to Mr. Wygod of the right to purchase the Wygod Shares pursuant to the Investment Agreement between Mr. Wygod and the Company, dated as of September 13, 1994 (the "Investment Agreement"). Mr. Wygod, as permitted under the Investment Agreement, further assigned to SN Investors his right to purchase the Wygod Shares. The Investment Agreement governs the terms and conditions under which the Wygod Shares will be held by Mr. Wygod and his permitted assignees and transferees. See "-Investment Agreement".

     In the Purchase and Sale Agreement, the Company agreed, until May 24, 1999, to be bound by the restrictions contained in the Consulting Agreement described below under "-Consulting Agreement", provided that such restrictions shall be of no further force and effect in the event of the death of Mr. Wygod, or if Mr. Wygod ceases to be a director of the Company or any subsidiary of the Company, ceases to have any ownership interest in the Company (provided that, if the Company is a public company he may have up to a 1% equity interest in the Company), and is not a principal, agent or employee of or consultant to the Company or any subsidiary of the Company, or is not otherwise rendering any services to the Company or any subsidiary of the Company.

     Investment Agreement. In the Investment Agreement, the Company assigned the rights and obligations to purchase the Wygod Shares to Mr. Wygod. The Investment Agreement governs the terms and conditions under which the Wygod Shares are held by Mr. Wygod and his permitted assignees and transferees. Mr. Wygod, as permitted under the Investment Agreement, assigned such rights and obligations to SN Investors. Pursuant to the Investment Agreement, SN Investors was (1) required to be a limited partnership in which Mr. Wygod or an entity controlled by Mr. Wygod is the general partner and one or more of his family trusts and/or partnerships (collectively, the "Wygod Entities") and/or independent third parties are limited partners and (2) required to agree to be bound by all of the restrictions and obligations applicable to Mr. Wygod under the Investment Agreement. The Investment Agreement required the initial investment of the Wygod Entities in SN Investors to be at least $20,000,000 (on a cost basis) (the "Wygod Investment").

     The Investment Agreement describes certain restrictions regarding the voting and disposition of the Wygod Shares. The Investment Agreement provides that these restrictions no longer apply after the occurrence of a Change of Control of the Company (as defined in the Investment Agreement). The definition of "Change of Control" under the Investment Agreement includes, among other things, the issuance, following the closing of the Purchase, by the Company of shares of Common Stock constituting in the aggregate more than 50% of the shares of Common Stock outstanding as of immediately following the closing of the Purchase. Immediately following the Purchase, 12,509,709 shares of Common Stock were outstanding. As of March 3, 1999, the Company had issued 7,827,434 shares of Common Stock since the closing of the Purchase. Accordingly, there has been a "Change of Control" as defined in the Investment Agreement and the restrictions on the voting and disposition of the Wygod Shares contained in the Investment Agreement no longer apply.

     The Investment Agreement also provides certain demand registration rights to Mr. Wygod at Mr. Wygod's expense that are assignable to any permitted transferee of the Wygod Shares; provided that, in no event is the Company required to file in the aggregate more than two registration statements in connection therewith. Mr. Wygod has not assigned such registration rights to SN Investors. While Mr. Wygod currently intends to assign such registration rights to SN Investors in the event the General Partner determines to sell or otherwise transfer the Wygod Shares under circumstances in which registration would be required, Mr. Wygod is under no obligation to do so.

     Consulting Agreement. In the Consulting Agreement, dated as of May 24, 1994 (the "Consulting Agreement"), by and among Mr. Wygod, Merck and Medco, Mr. Wygod has agreed that, until May 24, 1999, absent Merck's prior written approval, he will not (as principal, agent, employee, consultant or otherwise) directly or indirectly engage in activities with, nor render services to, any business engaged or about to become engaged in a Competitive Business (as defined in the Consulting Agreement). A "Competitive Business" is defined in the Consulting Agreement as: (a) the pharmaceutical business of Merck and its affiliates (unless such business is subsequently disposed of and Mr. Wygod did not have material involvement in such business during the two-year period preceding May 24, 1994), (b) the business, as of either November 18, 1993 or May 24, 1994, of Medco and its subsidiaries (unless such business is subsequently disposed of and Mr. Wygod did not have material involvement in such business during the two-year period preceding May 24, 1994), other than the business of Porex and the other plastic businesses of the Company as conducted as of May 24, 1994, or (c) any other then-current business of Merck and its affiliates as to which Mr. Wygod became materially involved following November 18, 1993; provided, however, that the Consulting Agreement permits Mr. Wygod to have a 1% or less equity interest in a Competitive Business that is a public corporation. In addition, the Consulting Agreement provides that, until May 24, 1999, Mr. Wygod will not, directly or indirectly: (i) solicit or contact any customer or prospective customer of Medco and/or any of its affiliates as to matters that relate to a Competitive Business in which Medco or its affiliates is then engaged or which is in any way inconsistent or interferes therewith; (ii) induce, or attempt to induce, any employees or agents or consultants of Medco and/or its affiliates to do anything from which Mr. Wygod is restricted by reason of the Consulting Agreement; or (iii) offer or aid others to offer employment to any employees of Medco or its affiliates.

     On February 18, 1999, Merck and Merck-Medco Managed Care, L.L.C. ("Merck-Medco") filed a complaint against Mr. Wygod, as well as Synetic and certain officers of Synetic, in the Superior Court of New Jersey. The complaint asserts that Mr. Wygod is in violation of certain non-competition provisions of the Consulting Agreement and seeks, among other things, to enjoin him, as well as Synetic and certain officers of Synetic, from conducting Synetic's healthcare communications business. Synetic believes that Merck's and Merck-Medco's positions are without merit. Synetic intends to vigorously defend against Merck's and Merck-Medco's complaint and assert appropriate claims for any damages caused by Merck and Merck-Medco.

     Other. The Company was reimbursed approximately $137,109 by a corporation controlled by Mr. Wygod for the partial use of the Company's office facilities and for services rendered by Company employees during the fiscal year ended June 30, 1998.


                                 PROPOSAL TWO:
                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board has appointed Arthur Andersen LLP as its independent auditors for the fiscal year ending June 30, 1999. A resolution will be submitted to stockholders at the Meeting to ratify their appointment. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting with respect to Proposal Two will be required to approve this resolution. The Board recommends a vote FOR this resolution. The proxy will be voted in accordance with the directions thereon with respect to Proposal Two or, if no directions are indicated, FOR ratification of the appointment of Arthur Andersen LLP. Although stockholder approval of the Board's appointment of Arthur Andersen LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board will reconsider its selection of Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the resolution ratifying the appointment of Arthur Andersen LLP as independent auditors is approved by the stockholders, the Board nevertheless retains the discretion to select different auditors in the future, should the Board then deem such selection to be in the Company's best interest. Any such selection need not be submitted to a vote of stockholders.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Commission. Should a stockholder intend to present a proposal at the Company's 1999 Annual Meeting, which will be held after the end of the Company's fiscal year ending June 30, 1999, it must be received by the Secretary of the Company, 669 River Drive, Elmwood Park, New Jersey 07407-1361, not later than November 12, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. If the date of the 1999 Annual Meeting of the Company is changed by more than 30 days from the date of the 1998 Annual Meeting, then this change will be disclosed in the earliest possible Form 10-Q of the Company and any stockholder proposal to be presented at the 1999 Annual Meeting must be received by the Company a reasonable time before the Company mails its proxy materials for the 1999 Annual Meeting to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. Any proxy received by the Company may confer discretionary authority to vote on any shareholder proposal not received by the Company by February 16, 2000.


                                 MISCELLANEOUS

     Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Commission.

                              By Order of the Board of Directors


                              Charles A. Mele
                              Secretary

                               REVOCABLE PROXY
                                SYNETIC, INC.


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLES


                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 16, 1999

   The undersigned hereby appoints Victor L. Marrero, Charles A. Mele and Paul
C. Suthern, and each of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the Annual Meeting of Stockholders of SYNETIC, INC. (the "Company") to be held at the St. Regis Hotel, Two East 55th Street, New York, New York 10022 at 9:30 A.M., local time, on April 16, 1999 and at any and all adjournments or postponements thereof, on the matters set forth below, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the meeting. This Proxy revokes all prior proxies given by the undersigned. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the nominees for director listed hereon and FOR Proposal 2.

    Please be sure to sign and date
     this Proxy in the box below             Date
                                                  ---------------------------


 -------------------------------------      -----------------------------------
      Stockholder sign above                    Co-holder (if any) sign above



1. The election as directors of all nominees listed (except as marked to the contrary below) to serve a term of one year:

             FOR                 WITHHOLD             FOR ALL EXCEPT
             [_]                   [_]                    [_]

    THOMAS R. FERGUSON, MERVYN L. GOLDSTEIN, M.D., RAY E. HANNAH, ROGER H. LICHT, JAMES V. MANNING, BERNARD A. MARDEN, CHARLES A. MELE, HERMAN SARKOWSKY, PAUL C. SUTHERN, ALBERT M. WEIS AND MARTIN J. WYGOD.


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


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1.  Ratification of the appointment of Arthur Andersen LLP as independent public auditors of the Company for the fiscal year ending June 30, 1999.

             FOR                 AGAINST               ABSTAIN
             [_]                   [_]                   [_]


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE DIRECTORS RECOMMEND A VOTE FOR ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

   RECEIPT OF NOTICE OF SAID MEETING AND OF THE PROXY STATEMENT AND ANNUAL REPORT OF SYNETIC, INC. IS HEREBY ACKNOWLEDGED.

   Please sign the Proxy exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate in which capacity they are signing. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.


 - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -



                                 SYNETIC, INC.

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                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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